Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2025, relating to the financial statements and financial highlights of Innovator 20+ Year Treasury Bond 5 Floor ETF – Quarterly, Innovator 20+ Year Treasury Bond 9 Buffer ETF – July, Innovator Buffer Step-Up Strategy ETF, Innovator Defined Wealth Shield ETF, Innovator Emerging Markets 10 Buffer ETF, Innovator Hedged Nasdaq-100 ETF, Innovator International Developed 10 Buffer ETF – Quarterly, Innovator Nasdaq-100 10 Buffer ETF – Quarterly, Innovator Power Buffer Step-Up Strategy ETF, Innovator Uncapped Bitcoin 20 Floor ETF – Quarterly, Innovator U.S. Equity 5 to 15 Buffer ETF – Quarterly, Innovator U.S. Equity 10 Buffer ETF – Quarterly, and Innovator U.S. Small Cap 10 Buffer ETF - Quarterly, each a series of Innovator ETFs Trust, which are included in Form N-CSR for the year or period ended October 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 26, 2026